2008 Chemtura Corporation Management Incentive Program

1.  Establishment and Purpose.  Pursuant to its authority under the 2005 Crompton Corporation Short-Term Incentive Plan (the “STIP”), and consistent with the purpose of the STIP as stated therein, the Committee hereby establishes the 2008 Chemtura Corporation Management Incentive Program (the “2008 MIP”). Unless otherwise defined below, all capitalized terms shall have the meaning given to such terms in or pursuant to the STIP. The 2008 MIP provides each Participant with an opportunity to earn a performance-based compensation Award for the calendar year 2008 (the “2008 Performance Period”), based on the attainment of pre-established performance goals, as set forth below (a “MIP Award”). Where applicable, MIP Awards are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

2.  Threshold Performance.  The Committee shall establish an objective threshold (a “Minimum Threshold”) for each measure of performance during the 2008 Performance Period (each, a “Performance Factor”), below which no MIP Award or component of a MIP Award will be paid out with respect to that Performance Factor. Each such Minimum Threshold is set forth in [the applicable] Exhibit “A”. To the extent applicable in determining any MIP Award, charges to earnings, including but not limited to fines and penalties related to past: (i) antitrust events; (ii) environmental events; and/or (iii) corporate restructuring, including plant closures, sale of businesses and severance, will be excluded. To the extent applicable, the Committee, in determining any MIP Award, shall use the information set forth in the Company's audited financial statements.

3.  MIP Awards.  At the time of initial selection / approval by the Committee for participation in the 2008 MIP, each Participant shall be assigned a percentage of his or her “base pay” (as defined in the STIP) that will be used in calculating his or her MIP Award, if any. This percentage of base pay shall be referred to as the “Target Percentage”. The amount of a Participant’s MIP Award will be determined by multiplying the Target Percentage by the applicable Performance Factor set forth in [the applicable] Exhibit “A”, subject to any Performance Adjustment described in the following paragraph.

In determining a Participant’s MIP Award, the Committee reserves the absolute discretion to increase or decrease the amount produced under the last sentence of the preceding paragraph, based on the Committee’s assessment of any personal, functional or other performance the Committee determines should be taken into account (a “Performance Adjustment”), provided that with respect to any individual subject to Section 162(m) of the Code, any such Performance Adjustment may only decrease (and may not increase) the amount produced under the last sentence of the preceding paragraph. The CEO will recommend to the Committee any Performance Adjustment for each Participant who reports directly to the CEO. The members of the Office of the Chairman, in consultation with the CEO and the applicable Business or Functional leader, will recommend to the Committee any Performance Adjustment for each other Participant.

Notwithstanding anything herein to the contrary, the MIP Award paid to any Participant subject to Section 162(m) shall in no way increase as a result of the reduction of any MIP Award paid to another Participant.

4.      Changes to Target Percentage or Performance Factor.  To the extent not inconsistent with the requirements of Section 162(m) of the Code with respect to "qualified performance-based compensation," the Committee may at any time prior to the final determination of MIP Awards: (i) change the Target Percentage of any Participant; (ii) assign a different Target Percentage to a Participant to reflect any change in the Participant's responsibility level or position during the course of the Performance Period; or (iii) change a Performance Factor to reflect a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, separation, acquisition, divestiture, reorganization or partial or complete liquidation, or to equitably reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company's method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, divestiture, reorganization, stock split, stock dividend, combination of shares or other changes in the Company's corporate structure or shares, or any other change of a similar nature.

5.      Eligibility.  The Committee shall designate Participants in the 2008 MIP in accordance with the terms of the STIP and as set forth herein. Each Participant must be an Eligible Employee as of January 1, 2008, and be actively employed as of the date MIP Awards, if any, are paid. Exceptions may be granted as determined by the Committee in its sole discretion, provided such exception complies with Section 162(m) of the Code. Any employee who becomes an Eligible Employee, as determined by the Committee, as a result of hire or promotion after January 1, 2008 but before June 30, 2008 may be eligible to a MIP Award, pro rated based on the number of whole months that the employee is an Eligible Employee during calendar year 2008. Similarly, where an Eligible Employee, for whatever reason, moves to another role during calendar year 2008 for which different performance measures apply, his or her MIP Award, if any, will be calculated by taking into account the performance measures for each role and the actual time that the Eligible Employee spent in each role during calendar year 2008.

6.       Other Conditions.  Eligibility for or actual participation in the 2008 MIP shall not and in no way is intended to create an agreement of employment for a definite term. Nothing herein shall or is intended to, (i) obligate the Company to offer, or offer any employee participation in, a Management Incentive Program or similar arrangement in the future, and/or (ii) act as a modification of any employee’s existing terms and conditions of employment. Except as expressly set forth herein, the 2008 MIP shall be subject to and administered in accordance with the terms and conditions of the STIP.

EXECUTIVE PARTICIPANTS

EXHIBIT “A”

1.  For each Executive Participant, as determined by the Committee, his or her 2008 MIP Award if any shall be calculated based on the following Performance Factors, in the following proportions:

75%	2008 EBITDA for Chemtura Corporation	2008 Free Cash Flow for Chemtura Corporation	25%

2.  Set forth on page two of this Exhibit “A” is a spreadsheet identifying the Minimum Threshold for each Performance Factor identified above, as well as a scale of payout eligibility based on performance relative to target, subject in all cases to the other terms and conditions set forth in the 2008 MIP, including the STIP and this Exhibit “A”.

3.  Each level of performance on the scale is expressed as a percentage of actual performance relative to target performance.

4.  Each level of performance also is assigned a corresponding percentage (between 0% and 200%) that is eligible for payout with respect to that Performance Factor.

5.  For example, where actual performance is equal to target performance, then 100% of that Performance Factor is eligible for payout, subject to the other terms and conditions set forth in the 2008 MIP, including the STIP and this Exhibit “A”.

6.  In no event will any Participant be eligible for a payout of more than 200% of target for any Performance Factor.

7.  The steps in the scale between minimum, target and maximum also are shown on the spreadsheet.

BUSINESS PARTICIPANTS

EXHIBIT “A”

8.  For each Business Participant, as determined by the Committee, his or her 2008 MIP Award if any shall be calculated based on the following Performance Factors, in the following proportions:

40%	2008 EBITDA for the applicable business (identified on page two of this Exhibit “A”)	2008 Free Cash Flow for the applicable business	25%
10%	2008 EBITDA for Chemtura Corporation	Individual performance	25%

9.  With the exception of any Individual Performance Factor, described in more detail in Paragraph 6, set forth on page two of this Exhibit “A” is a schedule identifying the Minimum Threshold for each Performance Factor identified above, as well as a scale of payout eligibility based on performance relative to target, subject in all cases to the other terms and conditions set forth in the 2008 MIP, including the STIP and this Exhibit “A”.

10.  Each level of performance on the scale is expressed as a percentage of actual performance relative to target performance. Each level of performance also is assigned a corresponding percentage (between 0% and 200%) that is eligible for payout with respect to that Performance Factor.

11.  For example, where actual performance is equal to target performance, then 100% of that Performance Factor is eligible for payout, subject to the other terms and conditions set forth in the 2008 MIP, including the STIP and this Exhibit “A”. The steps in the scale between minimum, target and maximum also are shown on the spreadsheet.

12.  At the beginning of each Performance Period and within the time frames provided in the STIP, the Committee (or its designee) will confirm to each Participant those objectives and/or goals that comprise any Performance Factor identified above that is intended to measure individual performance (an “Individual Performance Factor”), with an emphasis on measurable and quantifiable goals and results. Unless the Committee (or its designee) provides otherwise in writing within the time frames provided in the STIP, the Individual Performance Factor for each Business Participant shall be comprised of the performance goals established through the Company’s regular periodic performance appraisal and goal-setting process, as those goals may be modified from time-to-time during the Performance Period. Notwithstanding the foregoing, however, with respect to any individual subject to Section 162(m) of the Code, the nature and timing of any such modification shall not be inconsistent with the requirements of Section 162(m) of the Code with respect to "qualified performance-based compensation".

13.  In no event will any Participant be eligible for a payout of more than 200% of target for any Performance Factor, including any Individual Performance Factor.

CORPORATE / FUNCTIONAL PARTICIPANTS

EXHIBIT “A”

14.  For each Functional Participant, as determined by the Committee, his or her 2008 MIP Award if any shall be calculated based on the following Performance Factors, in the following proportions:

25%	Roll-up of 2008 EBITDA for all Chemtura Corporation businesses	Functional performance	25%
25%	2008 EBITDA for Chemtura Corporation	Individual performance	25%

15.  With the exception of any Functional Performance Factor and Individual Performance Factor, each described in more detail below in Paragraphs 6 and 7, respectively, set forth on page two of this Exhibit “A” is a schedule identifying the Minimum Threshold for each Performance Factor identified above, as well as a scale of payout eligibility based on performance relative to target, subject in all cases to the other terms and conditions set forth in the 2008 MIP, including the STIP and this Exhibit “A”.

16.  Each level of performance on the scale is expressed as a percentage of actual performance relative to target performance. Each level of performance also is assigned a corresponding percentage (between 0% and 200%) that is eligible for payout with respect to that Performance Factor.

17.  For example, where actual performance is equal to target performance, then 100% of that Performance Factor is eligible for payout, subject to the other terms and conditions set forth in the 2008 MIP, including the STIP and this Exhibit “A”. The steps in the scale between minimum, target and maximum also are shown on the spreadsheet.

18.  At the beginning of each Performance Period and within the time frames provided in the STIP, the Committee (or its designee) will confirm to each Participant those objectives and/or goals that comprise any Performance Factor identified above that is intended to measure functional performance (a “Functional Performance Factor”), with an emphasis on measurable and quantifiable goals and results.

19.  At the beginning of each Performance Period and within the time frames provided in the STIP, the Committee (or its designee) will confirm to each Participant those objectives and/or goals that comprise any Performance Factor identified above that is intended to measure individual performance (an “Individual Performance Factor”), with an emphasis on measurable and quantifiable goals and results. Unless the Committee (or its designee) provides otherwise in writing within the time frames provided in the STIP, the Individual Performance Factor for each Functional Participant shall be comprised of the performance goals established through the Company’s regular, periodic performance appraisal and goal-setting process, as those goals may be modified from time-to-time during the Performance Period. Notwithstanding the foregoing, however, with respect to any individual subject to Section 162(m) of the Code, the nature and timing of any such modification must meet the requirements of Section 162(m) of the Code and the STIP.

CORPORATE / FUNCTIONAL PARTICIPANTS

20.  In no event will any Participant be eligible for a payout of more than 200% of target for any Performance Factor, including any Functional Performance Factor and/or Individual Performance Factor.